UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

FORM 8-K
_____________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2013

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (the “Report”) contains both historical and forward-looking statements that involve risks, uncertainties and assumptions. The statements contained in this Report that are not purely historical are forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, beliefs, intentions and strategies for the future. These statements appear in a number of places in this Report and include all statements that are not historical statements of fact regarding our intent, belief or current expectations with respect to, among other things: (i) our financing plans; (ii) trends affecting our financial condition or results of operations; (iii) our growth strategy and operating strategy; (iv) the declaration and payment of dividends; (v) the timing and magnitude of future contracts; (vi) parts shortages and longer lead times; (vii) fluctuations in margins; and (viii) the introduction of new products and technology. The words “may,” “would,” “could,” “should,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond our ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein, including those discussed in detail in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended April 27, 2013 in the section entitled “Item 1A. Risk Factors”

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a) On November 15, 2013, Daktronics, Inc. (the “Company”) entered into a Twelfth Amendment to Loan Agreement (the “Amendment”) and a related Renewal Revolving Note (the “Renewal Note”) with U.S. Bank National Association (the “Bank”). The Amendment and the Renewal Note amend the Company’s original Loan Agreement and Revolving Note dated October 14, 1998 with the Bank (collectively, the “Original Credit Facility”). (The Original Credit Facility, as subsequently amended (including by the Amendment and the Renewal Note) are collectively referred to as the “Credit Facility”).The Amendment and the Renewal Note extend the maturity date of the Credit Facility from November 15, 2013 to November 15, 2016 and extend the date of final expiration for outstanding letters of credit to November 15, 2016. The amount of the Credit Facility remains at $35,000,000, including up to $15,000,000 for standby letters of credit. As of November 15, 2013, the Company had no borrowings under the Credit Facility, and the balance of letters of credit outstanding was approximately $2,300,000 million. The Credit Facility remains unsecured.

As a result of the strong cash position of the Company, the Company determined that it was appropriate to not make any material changes to the Credit Facility. As of October 26, 2013, the Company had approximately $78 million of available and unrestricted cash and marketable securities, which it feels diminishes the need for a larger credit facility or other material amendments to the Credit Facility, although this situation could change.

Also on November 15, 2013, the Company entered into the Fifth Amendment to Loan Agreement (the “BoA Amendment”), a related Reaffirmation of and Third Amendment to Unlimited Guaranty Agreement (the "BoA Guaranty"), and a related Amended and Restated Revolving Note (the “BoA Note”) with Bank of American, N.A. (“BoA”). The BoA Amendment, the BoA Guaranty, and the BoA Note amend the Company's Loan Agreement and Revolving Note dated November 9, 2012, with BoA (the “Original BoA Loan”). (The Original BoA Loan, as subsequently amended (including by the BoA Amendment, the BoA Guaranty, and the BoA Note) are collectively referred to as the “BoA Credit Facility”). The BoA Amendment, BoA Guaranty, and the BoA Note increase the principal amount of the BoA Credit Facility from $35,000,000 to $40,000,000 and otherwise conform the terms of the BoA Credit Facility to the terms of the Credit Facility. The BoA Credit Facility is intended to support the Company's credit needs outside of the United States. It includes facilities for letters of credit and bank guarantees and to secure foreign loans. The BoA Credit Facility remains unsecured. As of November 15, 2013, there were no advances outstanding and approximately $2.9 million outstanding in bank guarantees under the BoA Credit Facility.

The foregoing description of the Amendment, the Renewal Note, the BoA Amendment, the BoA Guaranty and the BoA Note is qualified in its entirety by reference to such documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 to this Report and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Report:

10.1 Twelfth Amendment to Loan Agreement dated November 15, 2013 by and between the Company and the Bank.
10.2 Renewal Revolving Note dated November 15, 2013 issued by the Company to the Bank.
10.3 Fifth Amendment to Loan Agreement dated November 15, 2013 by and between BoA and the Company.
10.4 Reaffirmation of and Third Amendment to Unlimited Guaranty Agreement dated November 15, 2013 by and between the Company and BoA.
10.5 Amended and Rested Revolving Note dated November 15, 2013 issued by the Company to BoA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer (Principal Financial Officer)
Date: November 18, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Twelfth Amendment to Loan Agreement dated November 15, 2013 by and between the Company and the Bank.
10.2	Renewal Revolving Note dated November 15, 2013 issued by the Company to the Bank.
10.3	Fifth Amendment to Loan Agreement dated November 15, 2013 by and between BoA and the Company.
10.4	Reaffirmation of and Third Amendment to Unlimited Guaranty Agreement dated November 15, 2013 by and between the Company and BoA.
10.5	Amended and Restated Revolving Note dated November 15, 2013 issued by the Company to BoA.